Seligman Municipal Series Trust
                              Exhibit: Sub-item 77C
                 Matters Submitted to a Vote of Security Holders

Shareholders of Seligman Municipal Series Trust voted on two proposals at a Special Meeting of Shareholders held on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

Seligman Municipal Series Trust:

California High-Yield Fund
   For                   Against                                    Abstain
   2,530,285.689       192,468.110                                141,283.953

California Quality Fund
   For                   Against                                    Abstain
   2,744,768.210       160,994.776                                185,441.425

Florida Fund
   For                   Against                                    Abstain
   1,636,690.350        36,075.000                                53,483.184

North Carolina Fund
   For                   Against                                    Abstain
   1,020,609.304        46,124.233                                37,652.613

Proposal 2
To elect 10 trustees to the Board.

Seligman Municipal Series Trust
                             For                                     Withheld
Kathleen Blatz         10,298,999.893                              559,520.954
Arne H. Carlson        10,272,412.616                              586,108.231
Pamela G. Carlton      10,289,424.664                              569,096.183
Patricia M. Flynn      10,296,254.371                              562,266.476
Anne P. Jones          10,294,921.038                              563,599.809
Jeffrey Laikind        10,288,091.331                              570,429.516
Stephen R. Lewis, Jr.  10,286,673.914                              571,846.933
Catherine James Paglia 10,288,007.247                              570,513.600
Alison Taunton-Rigby   10,231,269.146                              627,251.701
William F. Truscott    10,288,822.780                              569,698.067